EXHIBIT 99.1

Standard BioTools Announces Appointment of Fenel Eloi to Board of Directors

March 15, 2023

Experienced Life Science Operating Leader Joins Board as Company Enters New Phase

SOUTH SAN FRANCISCO, Calif., March 15, 2023 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health – today announced the appointment of Fenel Eloi to its Board of Directors (“Board”). Eloi will also serve on the Board’s Audit Committee.

Eloi was most recently the Chief Financial Officer and then Chief Operating Officer of Cell Signaling Technology, Inc., where he oversaw significant growth of the business over a period of 12 years and provided leadership in the transformation of the company to a global operation. Previously, Mr. Eloi was Chief Operating Officer and Chief Financial Officer at Interleukin Genetics. He was also Chief Financial Officer at LifeCell Corporation and Genome Therapeutics Corporation.

“Standard BioTools is a company undergoing significant transformation and Fenel’s impressive track record operating companies in the life science tools industry will be a great asset as we continue to build a premier life science tools platform company,” said Michael Egholm, President and CEO of Standard BioTools.

“I am excited to join such a dynamic team building a great company,” said Eloi. “The mission is clear, the tasks formidable and the team is clearly capable. I am eager to help guide the company as it executes on its journey.”

Concurrent with the appointment of Mr. Eloi, Bill Colston will retire from Standard BioTools' Board and the Compensation Committee of the Board.

“On behalf of the entire Board, I thank Bill for his strong contributions to Standard BioTools,” said Carlos Paya, Chairman of the Board.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo and “Unleashing tools to accelerate breakthroughs in human health” are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors Contacts:

Scott R. Greenstone, CFA

ir@standardbio.com

Peter DeNardo 415 389 6400

ir@standardbio.com

Source: Standard BioTools Inc.